SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2002

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Del Monte Foods Company hereby amends Item 7(a) of its Current Report on Form 8-K filed on December 24, 2002 in its entirety as follows:

(a)	Financial statements of businesses acquired.

     The financial statements for the six month period ended October 30, 2002 of the U.S. Tuna, North American Pet Products and U.S. Soup and Infant Feeding Businesses of the H. J. Heinz Company were previously filed as Exhibit 99.D to the Quarterly Report on Form 10-Q filed by the H. J. Heinz Company on December 12, 2002 and are incorporated herein by reference. The financial statements for each of the three fiscal years in the period ended May 1, 2002, of the U.S. Tuna, North American Pet Products and U.S. Soup and Infant Feeding Businesses of the H. J. Heinz Company were previously filed as part of the proxy statement/prospectus forming a part of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (No. 333-98827), filed November 20, 2002 (as amended, the “Form S-4”), and are incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this amendment to current report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: March 4, 2003	By:	/s/ James Potter

		Name:	James Potter
		Title:	Secretary

2